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                                                        EXHIBIT 4

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 PC QUOTE, INC.
                                  _____________


     PC QUOTE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     FIRST: The Board of Directors of the Corporation approved and adopted the following resolution for amending its Certificate of Incorporation, declaring it advisable and recommended that the amendment be submitted to the stockholders for their consideration:

     RESOLVED, that Article First of the Company's Certificate of
Incorporation be amended in its entirety, to read as follows:

        "FIRST:   The name of the corporation is:

                      HYPERFEED TECHNOLOGIES, INC."

     SECOND: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware at the Annual Meeting of Stockholders held on June 16, 1999.

     IN WITNESS WHEREOF, PC QUOTE, INC. has caused this Certificate to be executed by its Chief Executive Officer this 18th day of June, 1999.

                                    PC QUOTE, INC.

                                         By:  /s/ Jim R. Porter
                                        --------------------------------------
                                        Jim R. Porter, Chief Executive Officer